                                                                  EXHIBIT 10.21

                               FIRST AMENDMENT TO
                                 LOAN AGREEMENT


         This FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of March 31, 1999, is made and entered into between BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Bank"), and MEDICALCONTROL, INC., a Delaware corporation ("Borrower").

                                    RECITALS

         A. Bank and Borrower entered into that certain Loan Agreement, dated September 25, 1998 (the "Loan Agreement").

         B. Bank and Borrower desire to amend the Loan Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  Definitions

         Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same definitions assigned to such terms in the Loan Agreement, as amended hereby.

                                   ARTICLE II
                        Amendments to the Loan Agreement

         Section 2.01. Amendment to Paragraph 1, Credit Facilities. From and after the date hereof, paragraph 1 of the Loan Agreement is deleted in its entirety and in place thereof shall be a new paragraph 1 which shall read as follows:

                  "1. CREDIT FACILITIES. Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loans, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the "LOAN DOCUMENTS"), Bank hereby agrees to lend to Borrower (a) the amount of $1,600,000 (the "TERM LOAN") in a single advance on the date hereof, and (b) (the "LINE OF CREDIT"), on a revolving basis from time to time during the period commencing on the date hereof and continuing through the maturity date of the promissory note evidencing this credit facility from time to time, such amounts as Borrower may request hereunder; provided, however, the total principal amount outstanding at any time under the Line of Credit shall not exceed $400,000 (the Line of Credit and the Term Loan are collectively referred to herein as the "CREDIT FACILITIES"). Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. The sums hereafter advanced under the Loans shall be used for general working capital purposes.

         All advances under the Credit Facilities shall be collectively called the "Loans." Bank reserves the right to require Borrower to give Bank not less than one (1) business day's prior notice of each requested advance under the Line of Credit, specifying (i) the aggregate amount of such requested advance, (ii) the requested date of such advance, and (iii) the purpose for such advance, with such advances to be requested in a form satisfactory to Bank. In addition, Borrower shall pay to Bank during the term of the Line of Credit an unused fee equal to .25% per annum quarterly in arrears, of an amount equal to $400,000 less the average outstanding balance under the Line of Credit."

         Section 2.02. Amendment to Paragraph 5, Guarantors. From and after the date hereof, paragraph 5 of the Loan Agreement is deleted in its entirety and in place thereof shall be a new paragraph 5 which shall read as follows:

                  "5. GUARANTORS. As a condition precedent to the Bank's obligation to make the Loans to Borrower, Borrower agrees to cause MedicalControl Network Solutions, Inc., Diversified Group Administrators, Inc., ppoONE.com, inc. f/k/a PPO Management Solutions, Inc., Medical Control Holdings, Inc. and Business Health Companies, Inc. (whether one or more, the "GUARANTORS") to each execute and deliver to Bank contemporaneously herewith a guaranty agreement, in form and substance satisfactory to Bank."

         Section 2.03. Amendment to Paragraph 8, Affirmative Covenants. From and after the date hereof, paragraph 8 of the Loan Agreement is amended by the addition of new subparagraphs 8 (l) and (m) which shall read as follows:

                  "(l) Secondary Equity Offering. In the event that Borrower makes any additional equity offering (excluding an offer of preferred stock referred to in subparagraph (m) below), all proceeds from such offering shall be applied to the Loans in such order as Bank may require.

                  (m) Preferred Stock Offering. In the event that Borrower makes any preferred stock offering, the first $500,000 in proceeds from such offering shall be applied to the Loans in such order as Bank may require."

         Section 2.04. Amendment to Paragraph 9, Negative Covenants. From and after the date hereof, paragraph 9 of the Loan Agreement is amended by the addition of a new subparagraph 9 (j) which shall read as follows:




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                  "(j) Acquisitions. Acquire (i) all or substantially all of the assets of any Person, (ii) the assets constituting the business or a division or operating unit of any Person, or (iii) more than ten percent (10%) of the capital stock of any Person. As used here, 'Person' means an individual, corporation, limited liability company, partnership, joint venture, association, trust unincorporated organization or a government or any agency or political subdivision thereof."

         Section 2.05. Amendment to Paragraph 10, Financial Covenants. From and after the date hereof, subparagraphs 10 (b), (c), (d), (e) and (f) of the Loan Agreement are deleted in their entirety and in place thereof shall be new subparagraphs 10 (b), (c), (d), (e) and (f) which shall read as follows:

                  "(b) Net Worth. Borrower will maintain, at all times, its total assets less its total liabilities at not less than $7,700,000 plus one hundred percent (100%) of additional equity contributions.

                  (c) Debt Service. Borrower will maintain, as of the last day of each fiscal quarter commencing September 30, 1999, a ratio of (i) consolidated net income after taxes plus interest expense, depreciation and amortization, less any capital expenditures, to (ii) total interest expense and current maturities of long term debt and long term capital leases (excluding the deferred portion of the Subordinated Debt), of not less than 1.25 to 1.0. The foregoing covenant shall be measured from January 1, 1999 on a year to date basis until December 31, 1999, and on a rolling twelve month basis thereafter

                  (d) Funded Debt to Cash Flow. Borrower will maintain, as of each fiscal quarter end set forth below, a ratio of all outstanding Senior Funded Debt of Borrower at the such quarter end, to (ii) consolidated net income after taxes plus interest expense, depreciation and amortization for the period then ending, of not more than the ratio set forth opposite such quarter end below.

         Quarter End:                                         Ratio:
         -----------                                          -----
         June 30, 1999                                        2.25 to 1.0
         September 30, 1999 and each
                  fiscal quarter end thereafter               2.00 to 1.0

         The foregoing covenant shall be measured from January 1, 1999 on a year to date basis until December 31, 1999, and on a rolling twelve month basis thereafter. As used herein, the term "Senior Funded Debt" means, as of any date, the sum of the following (without duplication):
         (i) the aggregate of all indebtedness for money borrowed of Borrower as of such date, other than current liabilities, (ii) all indebtedness which would be classified as "funded indebtedness" or "long-term indebtedness" (or other similar classification) on a consolidated balance sheet of Borrower prepared as of such date in accordance with generally accepted accounting principles, (iii) the aggregate of all indebtedness of



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




         Borrower outstanding under any revolving credit or similar agreement providing for borrowing (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such indebtedness is created within one year of the expiration of such agreement, and (iv) the amount of all capitalized lease obligations of Borrower booked in accordance with generally accepted accounting principles, minus (v) the Subordinated Debt.

                  (e) Capital Expenditures. Borrower will not make capital expenditures in excess of $150,000 during any fiscal year.

                  (f) Current Ratio. As of the end of each fiscal quarter of Borrower, a ratio of (a) current assets, (including prepaid expenses) to (b) current liabilities of not less than 1.0 to 1.0"

         Section 2.06. Amendment to Paragraph 10, Financial Covenants. From and after the date hereof, paragraph 10 of the Loan Agreement is amended by the addition of a new subparagraph 10 (h) which shall read as follows:

                  "(h) Minimum Earnings. As of each date set forth below, Borrower shall have earnings plus depreciation, amortization, and interest expense of not less than the amount set forth opposite such date below measured from January 1, 1999, on a year to date basis:

                 Date:                      Required EBIDA:
                 -----                      ---------------
            March 31, 1999                    $  20,000
            April 30, 1999                    $  60,000
            May 31, 1999                      $100,000
            June 30, 1999                     $160,000"

         Section 2.07. Amendment to Paragraph 11, Reporting Requirements. From and after the date hereof, paragraph 11 (a) of the Loan Agreement is deleted in its entirety and in place thereof shall be a new paragraph 11 (a) which shall read as follows:

                  "(a) Interim Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each month, a consolidated and consolidating balance sheet and income statement of Borrower as of the end of such month, all in form and substance and in reasonable detail satisfactory to Bank and duly certified (subject to year end review adjustments) by the President and/or Chief Financial Officer of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge, (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied, and (iii) as being consistent in all material respects with the



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         information submitted by Borrower to the U.S. Securities and Exchange
         Commission pursuant to its most recent Quarterly Report on Form 10QSB."

         Section 2.08. Amendment to Paragraph 12, Events of Default. From and after the date hereof, paragraph 12 of the Loan Agreement is amended by the addition of new subparagraphs 12 (j) and (k) which shall read as follows:

                  "(j) The failure of Borrower, on or before 5:00 p.m. on April 15, 1999, (i) to receive an equity contribution from J. Ward Hunt in the amount of at least $70,000, and (ii) to deliver to, and pledge to, Bank the sum of $70,000 as additional as collateral for the Loans.

                  (k) The failure of Borrower, on or before 5:00 p.m. on April 2, 1999, to deliver to Bank (i) original, executed counterparts of that certain First Amendment to Loan Agreement between the Bank and Borrower dated as of March 31, 1999, and all other Loan Documents to be executed in connection therewith, and (ii) original corporate resolutions, with secretary's certificates attached, for Borrower and for each Guarantor who executed any of such Loan Documents, all in form and substance acceptable to Bank.

                  (l) The failure of Borrower, within three (3) days of its receipt thereof, to deliver to Bank as a prepayment on the Term Loan all of Borrower's federal income tax refund in the approximate amount of $350,000 expected in June 1999."

                                  ARTICLE III
                                Covenant Waivers

         Section 3.01. Waiver of Certain Financial Covenants. Bank hereby waives Borrower's compliance with subparagraphs 10 (c), (d), and (f) for the fiscal quarters of Borrower ending September 30, 1998 and December 31, 1998. Such waiver is expressly limited as aforesaid and shall not constitute a waiver of Borrower's compliance with such covenants for any other past or future period or of any other breach of the Loan Agreement or any other Loan Document.

                                   ARTICLE IV
                              Conditions Precedent

         Section 4.01. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Bank:

                  (a) Borrower shall have executed and delivered to Bank this Amendment, and such other Loan Documents as Bank may require.

                  (b) Medical Control Holdings, Inc. shall have executed and delivered to Bank (i) a Pledge Agreement pledging to Bank all of the issued and outstanding capital stock of Medical Control Network Solutions, Inc., Diversified Group Administrators, Inc. and


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         ppoONE.com, inc., and (ii) original stock certificates evidencing all such stock either endorsed in blank or accompanied by stock powers endorsed in blank.

                  (c) Medical Control Network Solutions, Inc. shall have executed and delivered to Bank (i) a Pledge Agreement pledging to Bank all of the issued and outstanding capital stock of Business Health Companies, Inc., and (ii) original stock certificates evidencing all such stock (save and except Certificate No. 4 that evidences 140 shares pledged to Ralph T. Smith, Douglas L. Elden and Donald R. Huntington) either endorsed in blank or accompanied by stock powers endorsed in blank.

                  (d) Borrower shall have delivered to Bank the sum of $200,000 as a prepayment of the Term Loan.

                  (e) Borrower shall have provided to Bank reasonable evidence that J. Ward Hunt has contributed to Borrower not less than $70,000 in equity within the last fifteen days, which amount shall have been used to make payments on the promissory notes evidencing the Subordinated Debt held by Ralph T. Smith, Douglas L. Elden and Donald R. Huntington.

                  (f) Borrower shall have delivered to Bank copies of all original documents and instruments executed in connection with the Subordinated Debt held by Ralph T. Smith, Douglas L. Elden and Donald
         R. Huntington including, without limitation, the promissory notes evidencing such debt.

                  (g) Each Guarantor (other than Business Health Companies, Inc. and Medical Control Holdings, Inc.) shall have executed and delivered this Amendment.

                  (h) Each of Business Health Companies, Inc. and Medical Control Holdings, Inc. shall have executed and delivered to Bank an Unlimited Guaranty in form and substance acceptable to Bank and Business Health Companies, Inc. and the other Guarantors (other than Medical Control Holdings, Inc.) shall have executed and delivered to Bank an Addendum to Security Agreement to add Business Health Companies, Inc. as a party to the Security Agreement dated September 25, 1998 executed by the Guarantors (other than Medical Control Holdings, Inc.).

                  (i) The representations and warranties contained herein and in all other Loan Documents shall be true and correct as of the date hereof as if made on the date hereof.

                  (j) Except as waived in writing by Bank, no Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.



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                  (k) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Bank and its legal counsel in their sole discretion.

                                   ARTICLE V
                 Ratifications, Representations, and Warranties

         Section 5.01. Ratifications by Borrower . The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. The Loan Agreement as amended by this Amendment shall continue to be legal, valid, binding and enforceable in accordance with its terms.

         Section 5.02. Renewal and Extension of Security Interests and Liens. Each of Borrower and each Guarantor hereby renews and affirms the liens and security interests created and granted in the Loan Documents. Each of Borrower and each Guarantor agrees that this Amendment shall in no manner affect or impair the liens and security interests securing the Indebtedness, and that such liens and security interests shall not in any manner be waived, the purposes of this Amendment being to modify the Loan Agreement as herein provided, and to carry forward all liens and security interest securing same, which are acknowledged by Borrower and each Guarantor to be valid and subsisting.

         Section 5.03. Representations and Warranties. Borrower represents and warrants to Bank as follows: (i) the execution, delivery and performance of this Amendment and any and all Loan Documents executed and/or delivered by Borrower in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles or bylaws of Borrower or any agreement to which Borrower is a party; (ii) the representations and warranties contained in the Loan Agreement as amended hereby and in each of the other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof; (iii) no Event of Default under the Loan Agreement has occurred and is continuing; and (iv) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby.

                                   ARTICLE VI
                                 Miscellaneous

         Section 6.01. Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document including, without limitation, any Loan Documents furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation



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by Bank or any closing shall affect such representations and warranties or the right of Bank to rely thereon.

         Section 6.02. Reference to Loan Agreement. Each of the Loan Documents and the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

         Section 6.03. Expenses of Bank. Borrower agrees to pay on demand all reasonable costs and expenses incurred by Bank directly in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Bank's legal counsel, and all costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Documents including, without limitation, the reasonable costs and fees of Bank's legal counsel.

         Section 6.04. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         SECTION 6.05. APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 6.06. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives, except that none of the parties hereto other than Bank may assign or transfer any of its rights or obligations hereunder without the prior written consent of Bank.

         Section 6.07. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 6.08. Effect of Waiver. No consent or waiver, express or implied, by Bank to or for any breach of or deviation from any covenant, condition or duty by Borrower, shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.




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         Section 6.09. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 6.10. Conflicting Provisions. If any provision of the Loan Agreement as amended hereby conflicts with any provision of any other Loan Document, the provision in the Loan Agreement shall control.

         SECTION 6.11. RELEASE. BORROWER AND EACH GUARANTOR HEREBY ACKNOWLEDGES THAT NEITHER BORROWER NOR ANY GUARANTOR HAS ANY DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF BORROWER'S OR ANY GUARANTOR'S LIABILITY TO REPAY THE INDEBTEDNESS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM BANK. BORROWER AND EACH GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES BANK, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH BORROWER OR ANY GUARANTOR MAY NOW OR HEREAFTER HAVE AGAINST BANK, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OR WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE OR ARISE FROM ANY LOAN, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, AND/OR NEGOTIATION AND EXECUTION OF THIS AMENDMENT.

         SECTION 6.12. ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




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         EXECUTED as of the date first written above.

                                       Bank One, Texas, National Association


                                       By: /s/ BURTON FRENCH
                                          ------------------------------------
                                             Burton French, Vice President

                                       MedicalControl, Inc.


                                       By: /s/ ROBERT O. BROOKS
                                          -------------------------------------
                                             Robert O. Brooks, Executive Vice
                                             President and Chief Operating
                                             Officer

                           CONFIRMATION BY GUARANTORS

         Each of the undersigned, MedicalControl Network Solutions, Inc., Diversified Group Administrators, Inc. and ppoONE.com,inc. (f/k/a PPO Management Solutions, Inc.), hereby (i) consents and agrees to the terms hereof and agrees to be bound by this Amendment, (ii) consents, acknowledges, and agrees to the execution, delivery, and performance by Borrower of this Amendment, (iii) acknowledges and agrees that this Amendment does not affect, diminish, waive, or release its obligations under the Unlimited Guaranty executed by it on September 25, 1998, or under the Security Agreement executed by it on September 25, 1998, (iv) ratifies and confirms its obligations pursuant to such Unlimited Guaranty and such Security Agreement, and (v) covenants, acknowledges, and agrees that it guaranties the repayment of the Guaranteed Indebtedness, as provided in such Unlimited Guaranty.

                                       GUARANTORS:

                                       MedicalControl Network Solutions, Inc.


                                       By: /s/ ROBERT O. BROOKS
                                          ------------------------------------
                                             Robert O. Brooks, President and
                                             Chief Executive Officer

                                       Diversified Group Administrators, Inc.


                                       By: /s/ DAVID C. BRAMER
                                          ------------------------------------
                                             David C. Bramer, President and
                                             Chief Executive Officer




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



                                       ppoONE.com, inc. f/k/a PPO Management
                                       Solutions, Inc.


                                       By: /s/ ROBERT O. BROOKS
                                          ------------------------------------
                                             Robert O. Brooks, President and
                                             Chief Executive Officer





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